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                                                                      Exhibit m

                    TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

ILLUSTRATED CONTRACT INSURED

   Male age 55 and Female age 55 both preferred nonsmoker
   $4,200,000 Face Amount with Death Benefit Option 1
   $15,000.00 planned annual premium paid annually on the policy anniversary

   10% Hypothetical Gross Annual Investment Option Return
   Current Cost-of-Insurance Rates

POLICY VALUE

  ENDING =   [ Beginning Policy Value + Net Premium - Monthly Deduction - COI
  POLICY     Deduction ] X Net Investment Factor
  VALUE

         =   [ $58,986.56 + $14,100.00 - $126.00 - $129.64 ]  X    1.006503895

         =   $73,304.60

   Derivation of Investment Option Return: 8.99%

                   Gross Investment Option Rate of Return: 10.00%
            LESS   Assumed Asset Charges: *                 1.01%
                                                           -----
                                                            8.99%

* Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES

(EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

NET PREMIUM =   Gross Premium      LESS      Premium Expense Charge
            =         $15,000      LESS      $15,000.00 x 6.00%
            =         $14,100

         I) Premium Expense Charge equals 6.00% of Gross premiums received.

MONTHLY
DEDUCTION =   Policy Fee + Administrative Expense Charge
          =             $0.00            +    $126.00
          =           $126.00

         II)Policy Fee for this example is $0.00
        III)Administrative Expense Charge is $0.03 monthly per $1,000 of Face

            Administrative Expense Charge  =    $126.00

COI
DEDUCTION =   Net Amount at Risk  X     COI Rate
          =   $4,113,334.60        X    0.00003151800
          =   $129.64

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                    TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

     IV) The Currect monthly Cost-of-Insurance rate is 0.00003151800

      Subtotal 1            =   Beginning Policy Value              PLUS
                                Net Premium                         LESS
                                Monthly Deduction

                            =               $58,986.56   PLUS
                                            $14,100.00   LESS
                                               $126.00

                            =               $72,960.56

      Subtotal 2            =   Corridor Percentage            X    Subtotal 1
                            =         1.34                     X    $58,986.56
                            =   $79,041.99

      Minimum Death Benefit =   The greater of Subtotal 2 and the Face Amount

                            =   The greater of $79,041.99 and $4,200,000.00

                            =   $4,200,000.00

      Net Amount at Risk    =   Minimum Death Benefit / 1.0032737   LESS
                                Subtotal 1

                            =            $4,186,295.16   LESS
                                            $72,960.56

                            =            $4,113,334.60

NET INVESTMENT FACTOR

       The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation Date). The period between successive Valuation Dates is called a Valuation Period.

       We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

       A is: 1. The net asset value per share of Fund held in the Investment Option as of the Valuation Date; PLUS
                2. The per share amount of any dividend or capital gain distribution on shares of the fund held by the Investment Option if the ex-dividend date of the Valuation period just ended; PLUS or MINUS
                3. A per-share charge or credit, as we may determine on the Valuation Date for tax reserves; and

       B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS
                2. The per-share unit charge or credit for tax reserves as of the end of the last prior Valuation Date; and

       C is the applicable Investment Optiuon deduction for the Valuation
       Period.

       For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

     V)  The currect year Mortality and Expense (M&E) charge is 0.9%

     Net          = [ 1 + Investment Option Return - Current Year
     Investment     M&E Charge ]/(1/12)/
     Factor

                  = [ 1 + 8.99% - 0.9% ]^(1/12)

                  = 1.006503895

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                    TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

The following is a detailed representation of the interim policy value calculations during Policy Year 5:

              BEGINNING                                NET       ENDING
POLICY POLICY  POLICY     NET    MONTHLY     COI    INVESTMENT   POLICY
 YEAR   MONTH   VALUE   PREMIUM DEDUCTION DEDUCTION   FACTOR      VALUE
------ ------ --------- ------- --------- --------- ----------- ---------
  5      1    58,986.56 $14,100  126.00    129.64   1.006503895 73,304.60
  5      2    73,304.60 $     0  126.00    129.64   1.006503895 73,524.06
  5      3    73,524.06 $     0  126.00    129.63   1.006503895 73,744.96
  5      4    73,744.96 $     0  126.00    129.62   1.006503895 73,967.31
  5      5    73,967.31 $     0  126.00    129.62   1.006503895 74,191.10
  5      6    74,191.10 $     0  126.00    129.61   1.006503895 74,416.36
  5      7    74,416.36 $     0  126.00    129.60   1.006503895 74,643.10
  5      8    74,643.10 $     0  126.00    129.60   1.006503895 74,871.31
  5      9    74,871.31 $     0  126.00    129.59   1.006503895 75,101.01
  5      10   75,101.01 $     0  126.00    129.58   1.006503895 75,332.22
  5      11   75,332.22 $     0  126.00    129.57   1.006503895 75,564.94
  5      12   75,564.94 $     0  126.00    129.57   1.006503895 75,799.18

SURRENDER VALUE

   Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.

   Surrender                        Surrender             Initial
   Charge                  =        Charge per      x     Face
                                    $1,000 of             Amount
                                    Face Amount           per $1,000

                           =               $18.50   x         $4,200

                           =           $77,700.00

   Surrender                        Ending Policy         Surrender
   Value                   =        Value           -     Charge

                           =           $75,799.18   -     $77,700.00

                           =                $0.00

DEATH BENEFITS

   For death benefit option 1, the death benefit equals the greater of:

         a) Face amount on the date of death, or

         b) The percentage of the policy value shown in compliance with Federal Law Provisions

            For our example, the percentage of the policy value in compliance with Federal Law Provisions is 134%.

   Death
   Benefit at
   the End of         =   The greater of (134% x End of Year Policy Value) or
   Year 5                 $4,200,000.00

                      =   The greater of $101,570.90 or $4,200,000.00

                      =   $4,200,000

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                    TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

   Monthly Cost-of-Insurance rates vary by policy year.
   M&E charge declines to 0.35% in policy year 16 and after.
   Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 in year 16 is $0. The rates are outlined as follows:

                          Surrender                       Surrender
            Policy          Charge          Policy          Charge
             Year         Per $1,000         Year         Per $1,000
            ------        ----------        ------        ----------
              1             $25.23            9             $11.77
              2             $23.55            10            $10.09
              3             $21.87            11            $ 8.41
              4             $20.19            12            $ 6.73
              5             $18.50            13            $ 5.05
              6             $16.82            14            $ 3.36
              7             $15.14            15            $ 1.68
              8             $13.46

   Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.